7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces the Appointment of a New VP Project Development, Additional Drilling at its Mt. Todd Gold Project, Australia, and the Start of Drilling at its Guadalupe de los Reyes Gold-Silver Project, Mexico

Denver, Colorado, November 7, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Corporation”) is pleased to announce the appointment of Tim Barnett as VP Project Development.  Vista also announced an additional core drilling program at its Mt. Todd gold project in Northern Territory, Australia, and the start of exploration core drilling at its Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.

Appointment of Tim Barnett as VP Project Development

Mr. Barnett is a metallurgist with over 30 years of experience in the mining industry.  He started his career in process plant operations and has worked for the last 15 years in project construction, construction management and process plant commissioning.  He has had direct involvement in the following projects: Mulatos and El Sauzal gold projects in Mexico, Phoenix gold project in Nevada, Kensington gold project in Alaska, San Bartolome gold-silver and San Cristobal silver projects in Bolivia, Tintaya copper project in Peru, Bingham Canyon copper project in Utah, and the Whyalla and Skardon River projects in Australia.  Mr. Barnett will initially be based in Vista’s corporate headquarters in Littleton, Colorado.

Fred Earnest, Vista’s President and COO, commented, “Tim Barnett brings a wealth of metallurgical and project development experience to Vista.  Tim’s immediate responsibility is the completion of the process engineering and related studies as part of the ongoing Mt. Todd feasibility study.  In addition to Tim’s appointment, Vista has recently hired an engineering manager for its Mt. Todd gold project and earlier this year Vista hired an environmental manager for its Mt. Todd gold project - both positions are resident in Australia.  We believe these personnel additions significantly strengthen our team as we work to accelerate the development of the Mt. Todd gold project.”

Additional Core Drilling at Mt. Todd Gold Project’s Batman Deposit, Australia

With the onset of the rainy season at Mt. Todd, Vista has now wrapped up its field exploration program on the Mt. Todd exploration licenses, and has retained the two core drill rigs for additional resource drilling at the Batman deposit.  Reviews of the geologic information generated by the most recently completed drilling program at the Batman deposit and the geologic model which was the base for the latest resource estimate, announced on September 6, 2011 (available on SEDAR - www.sedar.com), have identified a number of areas of estimated inferred resources lying close to or within the currently proposed mine designs.  Vista plans to use the core drill rigs to complete an 8,500 meter drilling program at the Batman deposit.  The goal of the planned drilling is to obtain additional sample information in the areas of the estimated inferred resources to determine if they can be converted to measured and indicated resource estimates.  Mr. Earnest added, “As the feasibility study has progressed, we have identified new opportunities to expand our measured and indicated resource estimates and are hopeful that this will result in further growth of the estimated proven and probable reserves for this important project.”

Commencement of Exploration Drilling at Guadalupe de los Reyes, Mexico

On October 25, 2011, Vista received the permits for its planned drilling program at its Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.  Vista is pleased to announce that drilling on a 12-hole core program has started.  This program is designed to accomplish two objectives:  1) obtain core for metallurgical testing from the stockwork that is the host for the project’s current reported estimated mineral resources, and 2) test the potential for high gold grades and bonanza silver grades in the underlying low-sulfidation epithermal vein systems.  Mr. Earnest commented, “Historical production in the district and the data from the only deep holes available to us suggest that the district is host to a system of low-sulfidation epithermal veins with the potential for much higher gold and silver grades than those found in the near-surface stockwork systems.  If this initial core drilling program is successful, we intend to undertake a more comprehensive drilling program which would start in early 2012.  At this time, I am also pleased to announce that we will be initiating work to complete a preliminary economic assessment based on the presently defined open-pit resource in the first half of 2012.”

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After the initial public offering of the common shares of Midas, Vista holds approximately 30% of Midas’ common shares, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Cautionary Note to U.S. Investors Concerning Estimates of Resources and Reserves

This press release and the reports referred to in this press release use the terms “measured resources,” “indicated resources,” “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 (“NI 43-101”) – Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release and the reports referred to in this press release use the terms “proven and probable reserves” and “mineral reserves.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral reserves and resources, the timing and completion of a Feasibility Study at the Mt. Todd gold project, the conversion of mineral resources to mineral reserves, estimates and location of inferred resources at the Mt. Todd gold project, the potential use of core drill rigs and the planned drilling program at the Mt. Todd gold project, opportunities to expand measured and indicated resource estimates, potential growth of proven and probable reserves, the potential for higher gold and silver grades at the Guadalupe de los Reyes gold-silver project, the anticipated timing and completion of a preliminary economic assessment at the Guadalupe de los Reyes gold-silver project, the anticipated timing and completion of a comprehensive drill program at the Guadalupe de los Reyes gold-silver project and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to scheduling for a feasibility study; risks that mineral reserve and resource estimate will not be confirmed by a new feasibility study; risks that a new feasibility study will contain other risk factors important to investors; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at the Mt. Todd gold project; risks related to delays in the timing and completion of the Mt. Todd drill program, risks related to timing, completion and results of the preliminary economic assessment at Guadalupe de los Reyes gold-silver project; risks related to timing and completion of the drilling program at Guadalupe de los Reyes gold-silver project; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed August 9, 2011 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.